Exhibit 10(iii)(2)

INDEMNIFICATION AGREEMENT

          THIS AGREEMENT is made this ___ day of ____________, 2009 between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation (the “Company”), and ________________ (the “Officer”).

          WHEREAS, it is essential for the Company to be able to attract and retain highly capable persons as Officers of the Company;

          WHEREAS, the Company and the Officer each recognize the risk of litigation and other claims being asserted against officers of public companies in the current business environment;

          WHEREAS, the Company recognizes the Officer’s need for substantial protection against personal liability, and the Company desires to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Officer to the fullest extent permitted by the New York Business Corporation Law; and

          WHEREAS, the Officer is relying on the contractual assurances provided by this Agreement in determining whether to begin serving, or to continue serving, as an Officer of the Company;

          NOW, THEREFORE, in consideration of the premises and as an inducement to the Officer to serve or continue to serve the Company as an Officer, and intending to be legally bound hereby, the Company and the Officer agree as follows:

          Section 1. Certain Definitions. Capitalized terms used in this Agreement have the meanings set forth in the text of this Agreement or in the Definitions contained in Appendix A to this Agreement.

          Section 2. Indemnification. The Company shall indemnify the Officer as follows:

          (a)     Indemnification to the Fullest Extent Permitted by Law. The Company shall indemnify the Officer and hold the Officer harmless, to the fullest extent permitted by the

NYBCL, from and against all Judgments and all Expenses incurred by the Officer in connection with any Proceeding by reason of or relating to his Corporate Status.

          (b)     Indemnification – General Provisions. The rights to indemnification provided by Section 2(a) to the Officer shall include, but shall not be limited to, the rights provided to the Officer by this Section 2(b) and the other Sections of this Agreement. Without diminishing in any way the scope of indemnification rights provided to the Officer by Section 2(a), the Company agrees that it shall indemnify the Officer and hold the Officer harmless from and against all Judgments and all Expenses incurred by the Officer in connection with any Proceeding by reason of or relating to his Corporate Status, provided the Officer has met the standard of conduct (the “Applicable Standard of Conduct”) set forth in the following sentence. The Applicable Standard of Conduct shall mean that there is not a Judgment or other final adjudication adverse to the Officer which has established that: (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated; or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          (c)     Indemnification for Expenses When Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Officer is, by reason of or relating to his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Officer is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Officer against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          (d)     Indemnification of Expenses as a Witness. The Company shall indemnify the Officer and hold the Officer harmless from and against all Expenses actually and reasonably incurred by him in connection with serving as a witness, by reason of or relating to his Corporate Status, in any Proceeding to which he is not a party.

          Section 3. Indemnification Procedures. (a) To obtain indemnification under this Agreement, the Officer shall submit to the Company a written request with such documentation and information as is reasonably available to him for the determination of whether he is entitled to indemnification under this Agreement.

          (b)     Within twenty (20) days from the Company’s receipt of a written request from the Officer for indemnification pursuant to Section 2(c), 2(d) and/or the last sentence of Section 3(c), the Company shall make all required indemnification payments to the Officer. Within sixty (60) days from the Company’s receipt of a written request from the Officer for indemnification pursuant to Section 2(a) and/or Section 2(b), a determination of whether or not the Officer has met the Applicable Standard of Conduct shall be made as follows:

      (i)     if a Change in Control has occurred, the determination shall be made by, and be set forth in a written opinion of, an Independent Counsel selected in accordance with Section 3(d) of this Agreement (a copy of the written opinion shall be delivered to the Officer); or

(ii) if a Change in Control has not occurred, the determination shall be made as follows:

(A) by the Board, acting by a quorum of Disinterested Directors; or

(B) if a quorum of Disinterested Directors so directs:

(x) by an Independent Counsel selected in accordance with Section 3(d); this determination shall be set forth in a written opinion of the Independent Counsel and a copy of it shall be delivered to the Officer; or

(y) by the shareholders of the Company; or

(C) if a quorum of Disinterested Directors is not obtainable:

(v) by an Independent Counsel selected in accordance with Section 3(d); this determination shall be set forth in a written opinion of the Independent Counsel and a copy of it shall be delivered to the Officer; or

(w) if a judicial proceeding or arbitration is commenced pursuant to Section 6(a), and if the Court or arbitrator so directs: by the shareholders of the Company.

          (c)     If it is determined that the Officer has met the Applicable Standard of Conduct, the Company shall make all required indemnification payments to the Officer within ten (10) days after receiving written notice of the determination. The Officer shall cooperate with the person(s) making the determination, including providing, upon reasonable advance request, any documentation or information relevant to the determination that is not privileged or otherwise protected from disclosure and that is reasonably available to the Officer. Any Expenses incurred by the Officer in so cooperating with the person(s) making the determination shall be borne by the Company (irrespective of the determination as to the Officer’s entitlement to indemnification).

          (d)     If an Independent Counsel is required or directed under Section 3(b) to determine whether the Officer has met the Applicable Standard of Conduct, the Independent Counsel shall meet the qualification requirements for Independent Counsel set forth in Appendix A and shall be selected, within fifteen (15) days from the Company’s receipt of the Officer’s written request for indemnification, as follows:

     (i)     if a Change in Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall promptly notify the Officer in writing of the Independent Counsel so selected; or

     (ii)     if a Change in Control has occurred, the Independent Counsel shall be selected by the Officer and the Officer shall promptly notify the Company in writing of the Independent Counsel so selected pursuant to this Section 3(d)(ii); provided, however, that the Officer may in his or her discretion request that the Board select the Independent Counsel, in which case the Independent Counsel shall be selected in the manner provided in clause (i) of this Section 3(d).

Within ten (10) days after the Company or the Officer, as the case may be, gives the other written notice of the selection of the Independent Counsel, the party receiving such notice may give the party giving such notice a written objection to the Independent Counsel that has been selected. Any such objection can be based only on the ground that the selected Independent Counsel does not meet the qualification requirements for “Independent Counsel” as set forth in Appendix A, and the objection must set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the selected law firm or lawyer shall act as Independent Counsel with respect to the request for indemnification. If a timely written objection is made setting forth with particularity the factual basis for the assertion, the selected Independent Counsel may not serve as Independent Counsel unless and until the objection is withdrawn or a court has determined that the objection is without merit. If, within thirty (30) days after the submission by the Officer of the written request for indemnification pursuant to Section 3(a), an Independent Counsel has not been selected or all objections to a selected Independent Counsel have not been resolved, either the Company or the Officer may petition the Supreme Court of the State of New York in New York County or in Dutchess County for (i) an expedited judicial resolution of any objection that has been made by the Company or by the Officer to the other’s selection of Independent Counsel, and/or for (ii) an expedited judicial appointment as Independent Counsel of a person designated by the Court (or by such other person as the Court shall designate); and the law firm or lawyer with respect to whom all objections are so resolved by the Court or the law firm or lawyer so appointed by the Court or its designee shall be the Independent Counsel for purposes of making the determination of whether the Officer is entitled to indemnification under this Section 3 with respect to the Officer’s request for indemnification. If an expedited judicial decision is not received within sixty (60) days from the Company’s receipt of the Officer’s written request for indemnification, the Officer shall have the option of waiting for a judicial decision with respect to the choice of an Independent Counsel or pursuing his remedies under Section 6. If the Officer chooses to pursue his remedies under Section 6, the Officer and the Company shall promptly file a stipulation with the Court withdrawing any and all petitions filed pursuant to this Section 3(d).

          (e)     Upon the commencement of any judicial proceeding or arbitration pursuant to Section 6(a), the selected Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall pay the reasonable fees and expenses of the selected law firm or lawyer incurred in connection with acting or preparing to act as Independent Counsel.

          (f)     In determining whether the Officer is entitled to indemnification under this Agreement, the person(s) making such determination shall presume that the Officer has met the Applicable Standard of Conduct, and the Company shall have the burden of proof to overcome that presumption in making any determination contrary to that presumption. In this connection, the person(s) making the determination shall be bound by an explicit judicial finding in the relevant Proceeding that (A) the Officer’s acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated or (B) the Officer personally gained, in fact, a financial profit or other advantage to which he was not legally entitled. In the absence of such an explicit and specific judicial finding described in the prior sentence, the person(s) making the determination shall decide, on the basis of reasonably available information, whether the final adjudication in the proceeding establishes that the Officer has met the Applicable Standard of Conduct. The termination of any Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere (or its equivalent) shall not by itself create a presumption that the Officer’s acts (i) were committed in bad faith, (ii) were the result of active and deliberate dishonesty, (iii) were material to the cause of action against the Officer, or (iv) that the Officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          (g)     No determination as to whether the Officer has met the Applicable Standard of Conduct shall be required prior to the final disposition of the Proceeding.

          (h)     For purposes of determining whether the Officer acted in bad faith, the Officer shall be deemed to have acted in good faith if the Officer acted in reliance (without knowledge of any materially false or misleading statement or omission therein) on (i) the records or books of account of the Enterprise, including financial statements, (ii) information supplied to the Officer by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise, or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Officer may be deemed to be entitled to indemnification.

          (i)     An Officer who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in “bad faith” as referred to in this Agreement.

          (j)     The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Officer for purposes of determining whether the Officer has met the Applicable Standard of Conduct.

          Section 4. Advance of Expenses. The Company shall advance to the Officer full payment for Expenses incurred by the Officer (or reasonably expected to be incurred by the Officer during the three (3) months following a request for payment) by reason of or relating to his Corporate Status, in connection with any Proceeding, and such advances shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Officer’s ability to repay the amounts advanced and without regard to the Officer’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include payment for any and all Expenses reasonably incurred by the Officer in pursuing an action to enforce this right to receive advances of Expenses, including Expenses incurred in preparing and forwarding statements to the Company to support the advances sought. The Officer hereby agrees and undertakes to repay all such advances to the extent that it is ultimately determined that he is not entitled to be indemnified by the Company for the Proceeding (or for particular claims, issues, or matters in such Proceeding) with respect to which the advance is made.

          Section 5. Certain Exclusions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated by this Agreement to indemnify the Officer, or to advance Expenses, with respect to:

     (a)     any matter for which payment has actually been made to or for the account of the Officer under any insurance policy, other indemnity provision, contract or agreement, except with respect to any amount of Judgment or Expenses in excess of the amounts paid to the Officer under any such insurance policy, other indemnity provision, contract or agreement;

     (b)     an accounting by the Officer for profits made from the purchase and sale (or sale and purchase) by the Officer of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

     (c)     any Proceeding (or any part of a Proceeding) initiated by the Officer, including any Proceeding (or any part of a Proceeding) initiated by the Officer against the Company or its directors, officers, employees or other indemnitees, unless the Board authorized the Proceeding (or relevant parts of the Proceeding) prior to its initiation by the Officer; or

     (d)     any matter for which the Company is advised, in a written opinion of its regular outside legal counsel, that the Company’s indemnification of the Officer or advancement of Expenses to the Officer would violate the Sarbanes-Oxley Act of 2002

(in which case the parties shall revise this Agreement in a manner that will result in a new provision that does not violate the Sarbanes-Oxley Act of 2002 and the legal effect of which comes as close as possible to what the parties had intended to achieve under this Agreement as it was originally drafted and executed).

Section 6. Remedies of the Officer. (a) If:

(i) a determination is made pursuant to Section 3 that the Officer has not met the Applicable Standard of Conduct;

(ii) advancement of Expenses is not timely-made pursuant to Section 4;

(iii) no determination of whether or not the Officer has met the Applicable Standard of Conduct is made pursuant to Section 3(a) within the period specified in such Section;

     (iv)     payment of indemnification is not made pursuant to the first sentence of Section 3(b) within twenty (20) days from the Company’s receipt of a written request from the Officer for indemnification pursuant to Section 2(c), Section 2(d), or the last sentence of Section 3(c); or

     (v)     payment of indemnification pursuant to this Agreement is not made within ten (10) days after the Company has received notice that a determination has been made pursuant to Section 3 that the Officer met the Applicable Standard of Conduct;

then the Officer shall be entitled to seek an adjudication by the Supreme Court of the State of New York in New York County or in Dutchess County of his right to such indemnification or advance of Expenses. Alternatively, the Officer, at his option, may seek an award in arbitration to be conducted by a single arbitrator in New York, New York or in Dutchess County, New York pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Officer shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which the Officer first has the right to commence such proceeding pursuant to this Section 6(a). The Company shall not oppose the Officer’s right to seek any such adjudication or award in arbitration.

          (b)     If a determination is made pursuant to Section 3(b) that the Officer has not met the Applicable Standard of Conduct, any judicial proceeding or arbitration commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Officer shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 6, the Company shall have the burden of proving that the Officer is not entitled to indemnification or advancement of Expenses, as the case may be.

          (c)     If a determination is made pursuant to Section 3(b) that the Officer has met the Applicable Standard of Conduct, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6 or otherwise, unless the Court or arbitrator finds (i) that there was a misstatement by the Officer of a material fact, or an omission of a material fact necessary to make the Officer’s statement not materially misleading, in connection with his request for indemnification, or (ii) that there is a prohibition of such indemnification under applicable law.

          (d)     The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify and hold the Officer harmless from and against any and all Expenses (and, if requested by the Officer, shall advance, within thirty (30) days after receipt by the Company of a written request therefor, to the extent not prohibited by law, such Expenses to the Officer) which are incurred by the Officer in connection with any judicial proceeding or arbitration brought by the Officer for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Officer ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

          Section 7. Non-exclusivity; Survival of Rights; Insurance; Subrogation. (a) The Officer’s right to be indemnified and to receive advances of Expenses as provided in this Agreement shall not be deemed exclusive of any other rights to which the Officer at any time may be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of any provision of this Agreement shall limit or restrict any right of the Officer under this Agreement in respect of any action taken or omitted by the Officer with respect to his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in New York law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be permitted currently under the Company’s By-laws and this Agreement, it is the intent and agreement of the parties hereto that the Officer shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

          (b)     To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other Enterprise, the Officer shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If the Company has director and officer liability insurance in effect at the time of the receipt of a request for indemnification or other notice of a Proceeding involving the Officer by reason of or relating to his Corporate Status, the Company shall give prompt notice of the commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in the respective policy or policies.

          (c)     If the Company makes any payment to the Officer under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Officer, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to commence and prosecute legal proceedings to enforce such rights.

          Section 8. Contribution. To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to the Officer for any reason whatsoever, the Company, in lieu of indemnifying the Officer, shall contribute to the amount incurred by the Officer by reason of or relating to his Corporate Status, whether for Judgments or Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (a) the relative benefits received by the Company and the Officer as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; or (b) the relative fault of the Company (and its directors, officers, employees and agents) and the Officer in connection with such event(s) and/or transaction(s).

          Section 9. Retroactive Effect; Binding Agreement. (a) The provisions of this Agreement are intended to be retroactive, and the full benefits hereof shall be available with respect to any alleged or actual occurrences, acts or failures to act that have occurred prior to the date hereof.

          (b)     This Agreement shall be binding upon the Company and its successors and assigns. The Company shall require any successor to the Company or to all or substantially all of the business or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (c)     This Agreement shall inure to the benefit of and be enforceable by the Officer’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Without limiting the generality of the preceding sentence, if the Officer should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Officer’s devisee, legatee, or other designee, or if there be no such designee, to his estate.

          Section 10. Severability; Invalidity. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested hereby.

          Section 11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation and the By-laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Officer thereunder.

          Section 12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

          Section 13. Notice by the Officer. The Officer promptly shall notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding concerning or arising from his Corporate Status, and he shall also promptly notify the Company of any other matter which may be subject to the indemnification or advancement of Expenses covered hereunder. The failure of the Officer to so notify the Company shall not relieve the Company of any obligation which it may have to the Officer under this Agreement or otherwise.

          Section 14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if: (a) delivered by hand and receipted for by the party to whom the notice or other communication has been directed; (b) mailed by certified or registered mail with postage prepaid, which shall be deemed given on the third business day after the date on which it is so mailed; (c) mailed by reputable overnight courier; or (d) sent by facsimile transmission, with receipt of confirmation that such transmission has been received:

(i) if to the Officer, at the address or fax number indicated on the signature page of this Agreement, or such other address as the Officer shall provide to the Company; and

(ii) if to the Company, at the address or fax number indicated on the signature page of this Agreement, or at such other address or fax number as may have been furnished to the Officer by the Company.

          Section 15. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations between the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Officer pursuant to Section 6, the Company and the Officer hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Supreme Court of the State of New York, in either New York County or Dutchess County, New York (the “New York Court”), and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the New York Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

          Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          Section 17. Headings. The headings set forth in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By: ____________________________________________
Name:	Steven V. Lant
Title:	Chairman of the Board and Chief
Executive Officer

Address:	284 South Avenue,
Poughkeepsie, NY 12601
Tel.: 845-486-5254
Fax: 845-486-5465

OFFICER

____________________________________________
Name:	[INSERT NAME]

Address:	[INSERT ADDRESS]
[INSERT ADDRESS]
Tel.: [INSERT NUMBER]
Fax: [INSERT NUMBER]

APPENDIX A

DEFINITIONS

“Board” means the Board of Directors of the Company.

“Change in Control” means:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b) Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          “Corporate Status” means the status of a person as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

          “Disinterested Director” means a director of the Company who is not and has not been a party to the Proceeding in respect of which indemnification is sought by the Officer.

          “Enterprise” means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Officer is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

          “Expenses” means and includes all reasonable costs, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding and in any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. “Expenses” shall not include Judgments.

          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and that neither presently is, nor in the past five years has been, retained to represent any of the following: (i) the Company or the Officer in any matter material to either such party (other than with respect to matters concerning the Officer under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification or expense advancement under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not

A-2

include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Officer in an action to determine the Officer’s rights under this Agreement.

          “Judgments” means and includes all judgments, fines, penalties and amounts paid in settlement that are paid or payable in connection with any Proceeding by reason of or relating to the Officer’s Corporate Status (including all interest, assessments, excise taxes and other charges paid or payable in connection with, or in respect of, any of the foregoing).

          “NYBCL” means the New York Business Corporation Law, including any amendments or replacements, amended after the date of this Agreement, that in either case authorize or contemplate additional or expanded indemnification.

          “Proceeding” means any threatened, pending or concluded action, suit, claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature, in which the Officer was, is or will be involved as a party or otherwise by reason of or relating to the fact that the Officer is or was an officer of the Company, by reason of or relating to any action taken by him or of any inaction on his part while acting as an officer of the Company, or by reason of or relating to the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another Enterprise; in each case whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement.

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